SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2006

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

(Commission	(IRS Employer
File Number)	Identification No.)

110 Rio Robles
San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400
(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 9.01: Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

ITEM 1.01: Entry into a Material Definitive Agreement
     In connection with the appointment of Diana Leonard as a member of the Board of Directors of Covad Communications Group, Inc. (the “Company”), the Company and Ms. Leonard entered into the Company’s standard director and officer indemnification agreement (the “Indemnification Agreement”), effective as of December 8, 2006. The Indemnification Agreement provides for indemnification of Ms. Leonard for expenses, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director or at the Company’s request. A copy of the Indemnification Agreement is attached as Exhibit 10.1.
ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On December 8, 2006, Lisa Hook informed the Company that she was resigning from the Company’s Board of Directors, effective December 8, 2006. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for a classified board of directors, divided into three classes. Ms. Hook was a Class II director whose term of office would expire at the 2007 annual meeting.
     On December 8, 2006, the Company’s Board of Directors appointed Ms. Leonard as a member of the Company’s Board of Directors. Ms. Leonard will serve as a Class II director – a director whose term expires at the 2007 annual meeting of stockholders or upon her earlier resignation or removal. A copy of the related press release announcing the appointment of Ms. Leonard is attached to this Current Report on Form 8-K as Exhibit 99.1.
     The Company’s Board of Directors currently consists of eight directors.
ITEM 9.01: Financial Statements and Exhibits.
(c) Exhibits
10.1	Indemnification Agreement between Covad Communications Group, Inc. and Diana Leonard

99.1	Press release issued by Covad Communications Group, Inc., dated December 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 12, 2006

By:	/s/ Jim Kirkland
Jim Kirkland
Senior Vice President, Strategic Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement between Covad Communications Group, Inc. and Diana Leonard

99.1	Press release issued by Covad Communications Group, Inc. dated December 8, 2006